Exhibit 99.1

CTG Announces 10b5-1 Plan to Facilitate Continued Share Repurchases

BUFFALO, N.Y., January 6, 2017 – CTG (NASDAQ: CTG), an information technology (IT) solutions and services company, today announced it has established a systematic repurchase plan under Rule 10b5-1 of the Securities and Exchange Commission (the “Company 10b5-1 Plan”) to facilitate the continued repurchase of shares under its existing stock buyback program. The Plan enables shares to be purchased during an otherwise self-imposed blackout period between quarter-end and the reporting of the Company’s financial results. Under its existing plan announced in November 2016, the Company had repurchased a total of 317,253 common shares at an average price of $4.28 per share on trades settled through January 5, 2017, and approximately $8.64 million was available under the Company’s outstanding repurchase authorization as of that date.

“The decision to implement a 10b5-1 plan reflects our continued belief that buying back shares at the current valuation is an effective use of the Company’s capital,” commented CTG President and Chief Executive Officer, Bud Crumlish.

The plan is effective from January 9, 2017 until the day following the Company’s release of its 2016 fourth quarter and full year financial results. CTG’s 10b5-1 plan allows for the repurchase of shares during the time following the close of a quarter and the announcement of quarterly financial results when the Company’s stock repurchase policy does not allow for the direct purchase of shares by the Company. Repurchases are subject to SEC regulations as well as certain price, market, volume, and timing constraints specified in the plan. The plan does not require that any shares be purchased.

About CTG

CTG provides industry-specific IT services and solutions that address the business needs and challenges of clients in high-growth industries in North America and Western Europe. CTG also provides strategic staffing services for major technology companies and large corporations. Backed by 50 years of experience and proprietary methodologies, CTG has a proven track record of reliably delivering high-value, industry-specific staffing services and solutions to its clients. CTG has operations in North America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

Safe Harbor Statement

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, financial outlook, business strategy and expectations for 2016, the announced share repurchase program and any potential repurchases of our shares, and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company. These statements are based upon the Company’s expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new customers, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its customers, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the Company’s inability to purchase shares under our share repurchase program due to changes in stock prices and other conditions, the availability to the Company of qualified professional staff, domestic and foreign industry competition for customers and talent, increased bargaining power of large customers, the Company’s ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM) and/or SDI International (SDI), the uncertainty of customers’ implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between staffing and solutions, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with customers, vendors, subcontractors or other parties, the change in valuation of recorded goodwill or capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company’s operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company’s competitors or customers, the need to supplement or change our IT services in response to new offerings in the industry or changes in customer requirements for IT products and solutions and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2015 Form 10-K, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Investors and Media:

Brendan Harrington, Chief Financial Officer

(716) 887-7244